Exhibit 99.1

Ingevity Corporation 4920 O’Hear Avenue Suite 400 North Charleston, S.C. 29405 USA www.ingevity.com
Contact:
News	Caroline Monahan
843-740-2068
caroline.monahan@ingevity.com

Investors:
John E. Nypaver, Jr.
843-740-2002
investors@ingevity.com

Ingevity announces departure of Performance Materials segment president, Ed Woodcock

NORTH CHARLESTON, S.C., July 1, 2025 – Ingevity Corporation (NYSE:NGVT) today announced Ed Woodcock, executive vice president and president, Performance Materials, departed the company effective July 1, 2025. Woodcock’s departure follows a 37-year career with the company.

“Ed Woodcock’s leadership has been foundational to the successful growth of Ingevity’s Performance Materials activated carbon business as the industry leader in automotive emissions capture,” said Ingevity president and CEO, Dave Li. “During his extensive career with the company, Ed drove global expansion of the business, delivered consistently strong profitability and positioned the Performance Materials segment for growth in the hybrid and electric vehicle battery markets. This business has a bright future, and I thank Ed for building a high-performing team that will continue to focus on innovations that unlock opportunities for Ingevity’s activated carbon portfolio.”

“It has truly been an honor to lead this incredible Performance Materials segment,” said Woodcock. “I’m deeply grateful for the opportunity to work alongside such a talented and dedicated team—together, we’ve built something remarkable. I’m filled with pride at what we’ve accomplished and confident that great things lie ahead.”

The company is initiating a search process to identify a new leader for the Performance Materials business segment. In the interim, this segment will be managed by Andrew Fox, vice president, Performance Materials and president of the Asia-Pacific region, and Jonathan MacIver, vice president global commercial, Performance Materials. Additionally, Mr. Woodcock remains available to assist with the leadership transition.

The company is not making any changes to its previously disclosed full-year guidance.

Ingevity: Purify, Protect, Enhance

Ingevity provides products and technologies that purify, protect and enhance the world around us. Through a team of talented and experienced people, we develop, manufacture and bring to market solutions that help customers solve complex problems and make the world more sustainable. We operate in three reporting segments: Performance Materials, which includes activated carbon; Advanced Polymer Technologies, which includes caprolactone polymers; and Performance Chemicals, which includes specialty chemicals and road technologies. Our products are used in a variety of demanding applications, including adhesives, agrochemicals, asphalt paving, certified biodegradable bioplastics, coatings, elastomers, pavement markings and automotive components. Headquartered in North Charleston, South Carolina, Ingevity operates from 24 locations around the world and employs approximately 1,600 people. The company’s common stock is traded on the New York Stock Exchange (NYSE:NGVT). For more information, visit ingevity.com.

Forward Looking Statement:

This press release contains “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements generally include the words “will,” “plans,” “intends,” “targets,” “expects,” “outlook,” “believes,” “anticipates” or similar expressions. Forward-looking statements may include, without limitation, leadership transitions; expected financial positions, guidance, results of operations and cash flows; financing plans; and business strategies and expectations. Actual results could differ materially from the views expressed. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, such factors detailed from time to time in Part I, Item 1A. Risk Factors in our most recent Annual Report on Form 10-K as well as in our other filings with the SEC. These forward-looking statements speak only to management’s beliefs as of the date of this press release. Ingevity assumes no obligation to provide any revisions to, or update, any projections and forward-looking statements contained in this press release.